                                                                    Exhibit 25.1

________________________________________________________________________________
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _______________
                                   FORM T-1
                                _______________
                      STATEMENT OF ELIGIBILITY UNDER THE
                 TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE
                                _______________

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                   PURSUANT TO SECTION 305(b)(2)        |__|
                                _______________

                                 SUNTRUST BANK
              (Exact name of trustee as specified in its charter)


            Georgia                                                            58-0466330
(State of incorporation or organization                            (I.R.S. employer identification no.)
   if not a U.S. national bank)

       303 Peachtree Street                                                       30303
           Suite 300                                                            (Zip Code)
       Atlanta, Georgia
(Address of principal executive offices)

                                _______________

                               James K. McManus
                           Assistant Vice President
                                 SunTrust Bank
                     Corporate Trust Division, 10th Floor
                             919 East Main Street
                           Richmond, Virginia 23219
                                (804) 782-5726
           (Name, address and telephone number of agent for service)
                                _______________

                              OWENS & MINOR, INC.

      A Virginia Corporation                                                    54-1701843
  (State or other jurisdiction of                                    (IRS employer identification no.)
  incorporation or organization)

          4800 Cox Road                                                          23060
       Glen Allen, Virginia                                                   (Zip Code)
(Address of principal executive offices)

                                _______________

                  8 1/2 % Senior Subordinated Notes Due 2011
                      (Title of the indenture securities)

________________________________________________________________________________
________________________________________________________________________________

1.   General information.
     -------------------

     Furnish the following information as to the trustee -

          Name and address of each examining or supervising authority to which it is subject.

          Department of Banking and Finance,
          State of Georgia
          Atlanta, Georgia

          Federal Reserve Bank of Atlanta
          104 Marietta Street, N.W.
          Atlanta, Georgia

          Federal Deposit Insurance Corporation
          Washington, D.C.

          Whether it is authorized to exercise corporate trust powers.

          Yes.

2.   Affiliations with obligor.
     -------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3-12 No responses are included for Items 3 through 12.  Responses to those Items
----
     are not required because, as provided in General Instruction B and as set forth in Item 13(b), the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

13.  Defaults by the Obligor.
     -----------------------

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

     There is not and has not been any default under this indenture.

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     There has not been any such default.

14-15  No responses are included for Items 14 and 15.  Responses to those Items
-----
       are not required because, as provided in General Instruction B and as set forth in Item 13(b), the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.


16.    List of Exhibits.
       ----------------

       List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

       (1) A copy of the Articles of Amendment and Restated Articles of Incorporation of the trustee as now in effect. (Exhibit 1 to Form T-1, filed with Registration No. 333-32106)

       (2) A copy of the certificate of authority of the trustee to commence business. (Included in Exhibit 1)

       (3) A copy of the authorization of the trustee to exercise corporate trust powers. (Included in Exhibit 1)

       (4) A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1, filed with Registration No. 333-32106)

       (5)   Not applicable.

       (6) The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

       (7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30, 2001.

       (8)   Not applicable.

       (9)   Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond and the Commonwealth of Virginia, on the 31/st/ day of August, 2001.

                                    SUNTRUST BANK



                                    By: /s/ James K. McManus
                                        ---------------------------------
                                         James K. McManus
                                         Assistant Vice President

                             EXHIBIT 6 TO FORM T-1


                              CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of the 8 1/2 % Senior Subordinated Notes Due 2011 of Owens & Minor, Inc., SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                              SUNTRUST BANK



                              By:  /s/ James K. McManus
                                  ------------------------------
                                    James K. McManus
                                    Assistant Vice President

                             EXHIBIT 7 TO FORM T-1

                              REPORT OF CONDITION
                                  (ATTACHED)

SUNTRUST BANK                                                FFIEC 031
ATLANTA, GA 30302                                             RC-1
                                                            ----------------
                                                                11
                                                            ----------------

FDIC Certificate Number - 00867

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 20, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet


                                                                                                Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
                                                                                                       RCFD
                                                                                                     --------
  1.    Cash and balances due from depository institutions (from Schedule RC-A):
        a. Noninterest-bearing balances and currency and coin (1)_____________________________         0081       4,029,295     1.a
        b. Interest-bearing balances (2)______________________________________________________         0071         108,872     1.b
  2.    Securities:
        a. Held-to-maturity securities (from Schedule RC-B, column A)_________________________         1754               0     2.a
        b. Available-for-sale securities (from Schedule RC-B, column D)_______________________         1773      15,927,784     2.b
  3.    Federal funds sold and securities purchased under agreements to resell________________         1350       2,428,869     3
  4.    Loans and lease financing receivables:(from Schedule RC-C)
        a. Loans and leases held for sale                                                              5369       3,126,942     4.a
        b. Loans and Leases, net of unearned income                        B528          68,709,512                             4.b
        c. LESS: Allowance for loan and lease losses_______________________3123             848,294                             4.c
        d. Loans and leases, net of unearned income, allowance, and reserve
           (item 4.b minus 4.c)_______________________________________________________________         B529      67,861,218     4.d
  5.    Trading assets (from Schedule RC-D)___________________________________________________         3545         484,294     5
  6.    Premises and fixed assets (including capitalized leases)______________________________         2145       1,298,098     6
  7.    Other real estate owned (from Schedule RC-M)__________________________________________         2150          31,250     7
  8.    Investments in unconsolidated subsidiaries and associated companies
        (from Schedule RC-M)__________________________________________________________________         2130               0     8
  9.    Customers' liability to this bank on acceptances outstanding__________________________         2155          89,475     9
  10.   Intangible assets_____________________________________________________________________
        a. Goodwill___________________________________________________________________________         3163         241,499     10.a
        b. Other intangible assets (from Schedule RC-M)_______________________________________         0426         379,965     10.b
  11.   Other assets (from Schedule RC-F)_____________________________________________________         2160       2,086,020     11
  12.   Total assets (sum of items 1 through 11)______________________________________________         2170      98,093,581     12

_____
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

SUNTRUST BANK                                                       FFIEC 031
ATLANTA, GA 30302                                                     RC-2
                                                                    ------------
                                                                       12
                                                                    ------------
FDIC Certificate Number - 00867
Schedule RC - Continued

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.   Deposits:                                                                                      RCON
      a. In domestic offices (sum of totals of columns A and C                                       ----
         from Schedule RC-E, part 1)__________________________________                               2200        60,291,519   13.a
         (1) Noninterest-bearing (1)__________________________________  6631   8,743,385                                      13.a.1
         (2) Interest-bearing ________________________________________  6636  51,548,134                                      13.a.2
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                               RCFN
                                                                                                     ----
         (from Schedule RC-E, part II)________________________________                               2200        3,658,760    13.b
         (1) Noninterest-bearing______________________________________  6631           0                                      13.b.1
         (2) Interest-bearing_________________________________________  6636   3,658,760             RCFD                     13.b.2
                                                                                                     ----
14.   Federal funds purchased and securities sold under agreements to repurchase________             2800        2,161,227    14
15.   Trading liabilities (from Schedule RC-D)__________________________________________             3548                0    15
16.   Other borrowed money (includes mortgage indebtedness and obligations
      under capitalized leases) (from Schedule RC-M):                                                3190        9,411,416    16
17.   Not applicable
18.   Bank's liability on acceptances executed and outstanding__________________________             2920           89,475    18
19.   Subordinated notes and debentures(2)______________________________________________             3200        1,493,103    19
20.   Other liabilities (from Schedule RC-G)____________________________________________             2930        2,403,914    20
21.   Total liabilities (sum of items 13 through  20)___________________________________             2948       89,509,414    21
22.   Minority interest in consolidated subsidiaries____________________________________             3000          166,493    22
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus_____________________________________             3838                0    23
24.   Common stock______________________________________________________________________             3230           21,600    24
25.   Surplus (exclude all surplus related to preferred stock)__________________________             3839        2,516,538    25
26    a. Retained earnings______________________________________________________________             3632        4,919,946    26.a
      b. Accumulated other comprehensive income (3)_____________________________________             B530          959,590    26.b
27.   Other equity capital components(4)________________________________________________             A130                0    27
28.   Total equity capital (sum of items 23 through 27)_________________________________             3210        8,417,674    28
29.   Total liabilities, minority interest, and equity capital (sum
      of items 21, 22 and 28)___________________________________________________________             3300       98,093,581    29

Memorandum
To be reported only with the March Report of Condition.
1.    Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
      auditing work performed for the bank by independent external auditors                          RCFD         Number
                                                                                                     ----
      as of any date during 2000________________________________________________________             6724          N/A       M.1

1= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2= Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3= Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4= Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5= Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6=    Review of the bank's financial statements by external auditors

7=    Compilation of the bank's financial statements by external auditors

8=    Other audit procedures (excluding tax preparation work)

9=    No external audit work

__________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains(losses) on cash flow hedges, cumulative currency translation adjustments, and minimum pension liability adjustments.
(4)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.